UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 7, 2010

CERAGENIX PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50470	84-1561463
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

1444 Wazee Street, Suite 210, Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(720) 946-6440

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01             Other Events

On March 30, 2010, the Company filed a Current Report on Form 8-K providing a business update.  Among other things, the Company stated that it was delinquent in making certain payments to Brigham Young University (“BYU”) and that these delinquent fees constituted grounds for BYU to terminate the patent sublicense agreement between BYU and the Company (the “BYU License”).  Further, the Company stated that it expected BYU to declare the Company to be in default under the BYU License in the near future.  On April 7, 2010, the Company received a letter from BYU informing the Company that it was in breach of the BYU License for failure to keep current on its financial obligations.  As a result, the Company has 30 days from receipt of the letter to cure the default or otherwise face termination of the agreement.  The Company will require additional capital to cure the default, the receipt of which cannot be assured.  A termination of the BYU License would have a material adverse affect on the business prospects of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ceragenix Pharmaceuticals, Inc.

Dated:	April 9, 2010	/s/ Jeffrey Sperber
Jeffrey Sperber, Chief Financial Officer